EXHIBIT 24

                               POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kenneth A. Paladino and Marvin
D. Genzer, and each of them, with full power of substitution, the undersigned's true and lawful attorneys and agents to execute in his name and on his behalf, in any and all capabilities, the Annual Report on Form 10-K of EDO Corporation (the "Company"), a New York corporation, for the fiscal year ended December 31, 1998, and any and all other instruments which such attorneys and agents, or either of them, deem necessary or advisable to enable the Company to comply with the annual reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms as his own act and deed all that such attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Either of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned have subscribed their signatures this 17th day of March, 1999.

     Robert E. Allen
     Robert Alvine
     Mellon C. Baird
     George M. Ball
     Joseph F. Engelberger
     Frank A. Fariello
     William J. Frost
     Marvin D. Genzer
     Robert M. Hanisee
     Michael J. Hegarty
     Ira Kaplan
     James M. Smith
     George A. Strutz, Jr.